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                                                                  EXHIBIT 99.1


                          WAIVER AND CONSENT AGREEMENT

         THIS WAIVER AND CONSENT AGREEMENT ("this Agreement"), effective as of June 30, 2002, but executed on September 23, 2002, is entered into by BOYD BROTHERS TRANSPORTATION, INC., a Delaware corporation (the "Borrower"), and AMSOUTH BANK, an Alabama banking corporation (the "Lender").

                                 R e c i t a l s

         A. The Borrower and the Lender have entered into a Credit Agreement dated as of May 1, 2001, as amended (the "Credit Agreement").

         B. The Borrower has requested that the Lender enter into this Agreement in order to grant certain consents and waivers with respect to the Credit Agreement as hereinafter described.

                                    Agreement

         NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual agreements of the parties hereto:

         1. The parties agree that capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings attributed thereto in the Credit Agreement.

         2. The Lender consents to and waives the failure of the Borrower to:

            (a) Not permit its ratio of EBITDA plus the Net Gain from the sale of rolling stock to Interest Expense and Principal Maturities measured as of the end of each June 30 and December 31 of each year for the previous four fiscal quarters to be less than 1.25 to 1.0, as required by Section 5.15 of the Credit Agreement, without which consent the Borrower would be in default under Article VI(e) of the Credit Agreement.


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         3. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

         4. The Borrower hereby represents and warrants that all representations and warranties contained in the Credit Agreement are true and correct as of the date hereof (except representations and warranties that are expressly limited to an earlier date); and the Borrower certifies that except for those matters waived or consented to herein, no Event of Default nor any event that, upon notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing.

         5. Nothing contained herein shall be construed as a waiver, acknowledgement or consent to any breach or Event of Default of the Credit Agreement and the Credit Documents not specifically mentioned herein, and the consents granted herein are effective only in the specific instance and for the purposes which given.

         6. This Agreement shall be governed by the laws of the State of Alabama.


         IN WITNESS WHEREOF, each of the Borrower and the Lender has caused this Agreement to be executed by its duly authorized officer as of the day and year first above written.


BOYD BROTHERS TRANSPORTATION, INC.                    AMSOUTH BANK


By:         /s/ RICHARD C. BAILEY              By:  /s/ PAUL WALKER
      -----------------------------------         ------------------------------
Its:        Chief Financial Officer            Its:  Vice President
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